EX-99.2.N
Item 2(n) — Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm
The Board of Trustees
2010 Swift Mandatory Common Exchange Security Trust:
We consent to the use of our report dated February 28, 2011 on the financial statements of the 2010 Swift Mandatory Common Exchange Security Trust, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Registration Statement.
/s/ KPMG LLP
Los Angeles, California
February 28, 2011

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